Execution Version	Exhibit 10.4

Subsidiary Guaranty Agreement

Dated as of December 8, 2016

of

LFUS LLC,

Littelfuse Commercial Vehicle LLC,

SC Building, LLC,

SSAC, LLC,

and

SymCom, Inc.

Table of Contents

SECTION	HEADING	PAGE

-i-

Subsidiary Guaranty Agreement

This Subsidiary Guaranty Agreement, dated as of December 8, 2016 (this “Subsidiary Guaranty Agreement”), is made by each of the undersigned (each a “Subsidiary Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 15.1 hereof, the “Subsidiary Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I.     Littelfuse Netherland C.V., a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands (together with any successor thereto that becomes a party to the Note Agreement (as defined below) pursuant to Section 10.2, the “Company”) and Littelfuse, Inc., a Delaware corporation (the “Parent Guarantor” and, together with the Company, the “Obligors”), are entering into a Note Purchase Agreement dated as of December 8, 2016 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Subsidiary Guaranty Agreement. Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.     The Company has authorized the issuance of, and proposes to issue and sell, pursuant to the Note Agreement, (i) €117,000,000 aggregate principal amount of its 1.14% Senior Notes, Series A, due December 8, 2023 (the “Series A Notes”) and (ii) €95,000,000 aggregate principal amount of its 1.83% Senior Notes, Series B, due December 8, 2028 (the “Series B Notes” and together with the Series A Notes as amended, restated or otherwise modified from time to time and including any such notes issued in substitution therefor, the “Notes” and individually a “Note”).

III.     It is a condition to the agreement of the Purchasers to purchase the Notes that this Subsidiary Guaranty Agreement shall have been executed and delivered by each Subsidiary Guarantor and shall be in full force and effect.

IV.     Each Subsidiary Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. The governing body of each Subsidiary Guarantor has determined that the incurrence of such obligations is in the best interests of such Subsidiary Guarantor.

Now Therefore, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Subsidiary Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1.	Guaranty.

Each Subsidiary Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Subsidiary Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, Modified Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Obligors or any other guarantor of the Notes (including, without limitation, any other Subsidiary Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Subsidiary Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in the currency in which such Guaranteed Obligations are payable under the Note Agreement, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Subsidiary Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Subsidiary Guaranty Agreement.

Each Subsidiary Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Subsidiary Guarantor, by any other Subsidiary Guarantor or by the Obligors of any warranty, covenant, term or condition in, or the occurrence of any default under, this Subsidiary Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Subsidiary Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Subsidiary Guaranty Agreement.

Each Subsidiary Guarantor hereby acknowledges and agrees that such Subsidiary Guarantor’s liability hereunder is joint and several with the other Subsidiary Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Subsidiary Guaranty Agreement, each Subsidiary Guarantor hereby agrees that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Subsidiary Guarantor, then this Subsidiary Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Subsidiary Guarantor or any holder and shall be deemed to have been automatically consented to by each Subsidiary Guarantor and each holder. Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Subsidiary Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Subsidiary Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Subsidiary Guarantor’s liability under this Subsidiary Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Section 2.	Obligations Absolute.

The obligations of each Subsidiary Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Subsidiary Guarantor may have against the Obligors or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Subsidiary Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Subsidiary Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Subsidiary Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Subsidiary Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Subsidiary Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Subsidiary Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Subsidiary Guarantor or to any subrogation, contribution or reimbursement rights any Subsidiary Guarantor may otherwise have. Each Subsidiary Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3.	Waiver.

Each Subsidiary Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Subsidiary Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Subsidiary Guarantor with respect to any Note, notice to the Company or to any Subsidiary Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Subsidiary Guarantor or otherwise operate as a discharge of such Subsidiary Guarantor or in any manner lessen the obligations of such Subsidiary Guarantor hereunder.

Section 4.	Obligations Unimpaired.

Each Subsidiary Guarantor authorizes the holders, without notice or demand to such Subsidiary Guarantor or any other Subsidiary Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount, Modified Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Subsidiary Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Subsidiary Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Obligors, any Subsidiary Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Obligors, such Subsidiary Guarantor or any other Subsidiary Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company , any Subsidiary Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Subsidiary Guarantor agrees that, for purposes of this Subsidiary Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Subsidiary Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5.	Subrogation and Subordination.

(a)     Each Subsidiary Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Subsidiary Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Subsidiary Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)     Each Subsidiary Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Subsidiary Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Subsidiary Guarantor under this Subsidiary Guaranty Agreement.

(c)     If any amount or other payment is made to or accepted by any Subsidiary Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under this Subsidiary Guaranty Agreement.

(d)     Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Subsidiary Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e)     Each Subsidiary Guarantor hereby agrees that, to the extent that a Subsidiary Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Subsidiary Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Subsidiary Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Subsidiary Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Subsidiary Guarantor seeking contribution and each Subsidiary Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Subsidiary Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Subsidiary Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

Section 6.	Reinstatement of Guaranty.

This Subsidiary Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.	Rank of Guaranty.

Each Subsidiary Guarantor will ensure that its payment obligations under this Subsidiary Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Subsidiary Guarantor now or hereafter existing.

Section 8.	Additional Covenants of each Subsidiary Guarantor.

So long as any Notes are outstanding or the Note Agreement shall remain in effect, each Subsidiary Guarantor agrees that such Subsidiary Guarantor will comply with the covenants applicable to such Subsidiary Guarantor in Section 9 and Section 10 of the Note Agreement.

Section 9.	Representations and Warranties of Each Subsidiary Guarantor.

Each Subsidiary Guarantor represents and warrants to each holder that the representations and warranties applicable to such Subsidiary Guarantor in the Note Agreement are true and correct as of the date hereof.

Section 10.	Tax Indemnification and FATCA Information.

(a)     All payments whatsoever under this Subsidiary Guaranty Agreement will be made by each Subsidiary Guarantor in the currency in which such Guaranteed Obligations are payable under the Note Agreement free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

(b)     If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by a Subsidiary Guarantor under this Subsidiary Guaranty Agreement, such Subsidiary Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Subsidiary Guaranty Agreement after such deduction, withholding or payment (including any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Subsidiary Guaranty Agreement before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i)     any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof or the exercise of remedies in respect thereof, including such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for such Subsidiary Guarantor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Subsidiary Guaranty Agreement are made to, the Taxing Jurisdiction imposing the relevant Tax;

(ii)     any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by a Subsidiary Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b)(ii) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of a Subsidiary Guarantor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(iii)     any combination of clauses (i) and (ii) above;

provided further that in no event shall the Subsidiary Guarantors be obligated to pay such additional amounts to any holder [(i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that the Subsidiary Guarantors would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii)] registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Subsidiary Guarantors shall have given timely notice of such law or interpretation to such holder.

(c)     By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b)(ii) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by a Subsidiary Guarantor all such forms, certificates, documents and returns provided to such holder by a Subsidiary Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide such Subsidiary Guarantor with such information with respect to such holder as such Subsidiary Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 10 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to such Subsidiary Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of a Subsidiary Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

(d)     On or before the date of the Closing the Subsidiary Guarantors will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in Netherlands pursuant to Section 10(b)(ii), if any, and in connection with the transfer of any Note the Subsidiary Guarantors will furnish the transferee of such Note with copies of any Form and English translation then required.

(e)     If any payment is made by a Subsidiary Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by a Subsidiary Guarantor pursuant to this Section 10, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Subsidiary Guarantor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in Section 10(b)(ii)) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

(f)     The Subsidiary Guarantors will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by a Subsidiary Guarantor of any Tax in respect of any amounts paid under this Subsidiary Guaranty Agreement, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of a Subsidiary Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(g)     If a Subsidiary Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Subsidiary Guarantor would be required to pay any additional amount under this Section 10, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Subsidiary Guarantor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Subsidiary Guarantor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

(h)     If the Subsidiary Guarantors make payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from a Subsidiary Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by a Subsidiary Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

(i)     The obligations of the Subsidiary Guarantors under this Section 10 shall survive the payment or transfer of any Note and the provisions of this Section 10 shall also apply to successive transferees of the Notes.

(j)     By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Subsidiary Guarantors, or to such other Person as may be reasonably requested by the Subsidiary Guarantors, from time to time (i) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by a Subsidiary Guarantor necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for a Subsidiary Guarantor to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for a Subsidiary Guarantor to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 10(j) shall require any holder to provide information that is confidential or proprietary to such holder unless a Subsidiary Guarantor is required to obtain such information under FATCA and, in such event, such Subsidiary Guarantor shall treat any such information it receives as confidential.

Section 11.	Term of Subsidiary Guaranty Agreement.

This Subsidiary Guaranty Agreement and all guarantees, covenants and agreements of the Subsidiary Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6; provided that a Subsidiary Guarantor may be discharged from all of its obligations and liabilities hereunder in accordance with Section 9.7(b) of the Note Agreement.

Section 12.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Subsidiary Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Subsidiary Guarantor pursuant to this Subsidiary Guaranty Agreement shall be deemed representations and warranties of such Subsidiary Guarantor under this Subsidiary Guaranty Agreement. Subject to the preceding sentence, this Subsidiary Guaranty Agreement embodies the entire agreement and understanding between each holder and the Subsidiary Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 13.	Amendment and Waiver.

Section 13.1.     Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Subsidiary Guaranty Agreement, this Subsidiary Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Subsidiary Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section  2, 3, 4, 5, 6, 7, 11, 13 or 15.7 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Subsidiary Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Subsidiary Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

Section 13.2.     Solicitation of Holders of Notes.

(a)     Solicitation. Each Subsidiary Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Subsidiary Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)     Payment. The Subsidiary Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

Section 13.3.     Binding Effect. Any amendment or waiver consented to as provided in this Section 13 applies equally to all holders and is binding upon them and upon each future holder and upon each Subsidiary Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Subsidiary Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Subsidiary Guaranty Agreement” and references thereto shall mean this Subsidiary Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 13.4.     Notes Held by Obligors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Subsidiary Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Subsidiary Guarantor, the Obligors or any of their respective Affiliates shall be deemed not to be outstanding.

Section 14.	Notices; English Language.

All notices and communications provided for hereunder shall be in writing and sent (i) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (ii) by registered or certified mail with return receipt requested (postage prepaid), or (iii) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a)    if to any Subsidiary Guarantor, to

LITTELFUSE, INC.

8755 W. Higgins Road

Chicago, Illinois 60631

Attn: Treasurer

With a copy to:

LITTELFUSE, INC.

8755 W. Higgins Road

Chicago, Illinois 60631

Attn: Chief Legal Officer

, or such other address as such Subsidiary Guarantor shall have specified to the holders in writing, or

(b)     if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Subsidiary Guarantors in writing.

(c)     Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Subsidiary Guaranty Agreement shall be in English or accompanied by an English translation thereof.

This Subsidiary Guaranty Agreement has been prepared and signed in English and each Subsidiary Guarantor agrees that the English version hereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in the Netherlands or any other jurisdiction in respect hereof or thereof.

Section 15.	Miscellaneous.

Section 15.1.     Successors and Assigns; Joinder. All covenants and other agreements contained in this Subsidiary Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Subsidiary Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a “Subsidiary Guarantor” for all purposes under this Subsidiary Guaranty Agreement.

Section 15.2.     Severability. Any provision of this Subsidiary Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.3.     Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Subsidiary Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Subsidiary Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Subsidiary Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 15.4.     Further Assurances. Each Subsidiary Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Subsidiary Guaranty Agreement.

Section 15.5.     Governing Law. This Subsidiary Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 15.6.     Jurisdiction and Process; Waiver of Jury Trial. (a) Each Subsidiary Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty Agreement. To the fullest extent permitted by applicable law, each Subsidiary Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)     Each Subsidiary Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 15.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 14 or at such other address of which such holder shall then have been notified pursuant to Section 14. Each Subsidiary Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)     Nothing in this Section 15.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)     The Subsidiary Guarantors and the Holders hereby waive trial by jury in any action brought on or with respect to this Subsidiary Guaranty Agreement or other document executed in connection herewith.

Section 15.7.     Obligation to Make Payment in Euros. Any payment on account of an amount that is payable hereunder or under the Notes in Euros or Dollars which is made to or for the account of any holder in any currency other than such currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Subsidiary Guarantor, shall constitute a discharge of the obligations of the Subsidiary Guarantors under this Subsidiary Guaranty Agreement only to the extent of the amount of Euros or Dollars, as applicable, which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Euros or Dollars, as applicable, that could be so purchased is less than the amount of Euros or Dollars, as applicable, originally due to such holder, each Subsidiary Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Subsidiary Guaranty Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

Section 15.8.     Reproduction of Documents; Execution. This Subsidiary Guaranty Agreement may be reproduced by any holder by any photographic, photo static, electronic, digital, or other similar process and such holder may destroy any original document so reproduced. Each Subsidiary Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 15.8 shall not prohibit any Subsidiary Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of a Subsidiary Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

Subsidiary Guaranty Agreement

In Witness Whereof, each Subsidiary Guarantor has caused this Subsidiary Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

LFUS LLC

By:	/s/ Ryan K. Stafford
Name: Ryan K. Stafford
Title: Vice President and Secretary

LITTELFUSE COMMERCIAL VEHICLE
LLC

By:	/s/ Ryan K. Stafford
Name: Ryan K. Stafford
Title: Vice President and Secretary

SC BUILDING, LLC

By:	/s/ Ryan K. Stafford
Name: Ryan K. Stafford
Title: Vice President and Secretary

SSAC, LLC

By:	/s/ Ryan K. Stafford
Name: Ryan K. Stafford
Title: Vice President and Secretary

SYMCOM, INC.

By:	/s/ Ryan K. Stafford
Name: Ryan K. Stafford
Title: Vice President and Secretary

Exhibit A

Subsidiary Guarantor Supplement

This Subsidiary Guarantor Supplement (the “Subsidiary Guarantor Supplement”), dated as of __________, 20__ is made by _____________, a _________________(the “Additional Subsidiary Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:

Preliminary Statements:

I.     Pursuant to the Note Purchase Agreement dated as of December 8, 2016 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Littelfuse Netherland C.V., a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands (together with any successor thereto that becomes a party to the Note Agreement pursuant to Section 10.2, the “Company”) and Littelfuse, Inc., a Delaware corporation (the “Parent Guarantor” and, together with the Company, the “Obligors”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Obligors have issued and sold (i) €117,000,000 aggregate principal amount of its 1.14% Senior Notes, Series A, due December 8, 2023 (the “Series A Notes”) and (ii) €95,000,000 aggregate principal amount of its 1.83% Senior Notes, Series B, due December 8, 2028 (the “Series B Notes” and together with the Series A Notes as amended, restated or otherwise modified from time to time and including any such notes issued in substitution therefor, the “Notes” and individually a “Note”).

II.     The Obligors are required pursuant to the Note Agreement to cause the Additional Subsidiary Guarantor to deliver this Subsidiary Guarantor Supplement in order to cause the Additional Subsidiary Guarantor to become a Subsidiary Guarantor under the Subsidiary Guaranty Agreement dated as of December 8, 2016 executed by certain Subsidiaries of the Obligors (together with each entity that from time to time becomes a party thereto by executing a Subsidiary Guarantor Supplement pursuant to Section 15.1 thereof, collectively, the “Subsidiary Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty Agreement”).

III.     The Additional Subsidiary Guarantor has received and will receive substantial direct and indirect benefits from the Obligors’ compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV.     Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

Now therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Obligors to comply with the terms of the Note Agreement, the Additional Subsidiary Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Subsidiary Guarantor hereby becomes a Subsidiary Guarantor (as defined in the Subsidiary Guaranty Agreement) for all purposes of the Subsidiary Guaranty Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby (a) jointly and severally with the other Subsidiary Guarantors under the Subsidiary Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at sated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Subsidiary Guaranty Agreement) in the same manner and to the same extent as is provided in the Subsidiary Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Subsidiary Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Subsidiary Guaranty Agreement, (e) makes the representations and warranties set forth in Section 9 of the Subsidiary Guaranty Agreement and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 15.6 of the Subsidiary Guaranty Agreement [provided that the Additional Subsidiary Guarantor hereby irrevocabky appoints [process agent] to receive for it, and on its behalf, service of process in the United States. 1]

Notice of acceptance of this Subsidiary Guarantor Supplement and of the Subsidiary Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Subsidiary Guarantor.

The address for notices and other communications to be delivered to the Additional Subsidiary Guarantor pursuant to Section 14 of the Subsidiary Guaranty Agreement is set forth below.

1      To be used if the Additional Subsidiary Guarantor is non-U.S. entity.

A-2

In Witness Whereof, the Additional Subsidiary Guarantor has caused this Subsidiary Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[Name of Additional Subsidiary Guarantor]

By:
Name:
Title:

Notice Address for such Additional Subsidiary Guarantor

A-3